UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 17, 2007
(Date of earliest event reported)

MICROS SYSTEMS, INC
_______________________________________
(Exact name of Registrant as specified in its charter)

MARYLAND	000-09993	52-1101488
(State of incorporation)	(Commission File Number)	(I.R.S. Employer
Identification Number)

7031 Columbia Gateway Drive, Columbia, Maryland 21046-2289
________________________________________________
(Address of principal executive offices)  (Zip code)

Registrant’s telephone number, including area code: 443-285-6000

Section 5 - Corporate Governance and Management

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 17, 2007, the Board of Directors of MICROS Systems, Inc. (the “Company”) approved certain changes to the Company’s bylaws - specifically, to Article V, Section 1 and to Article V, Section 3. The sole purpose of the changes was to provide for the issuance and transfer of both certificated and uncertificated shares of capital stock, so that the Company would be in compliance with recent revisions to NASDAQ Marketplace Rule 4350(l), which now requires that all securities listed on NASDAQ be eligible for a "direct registration program" operated by a clearing agency registered under Section 17A of the Securities Exchange Act of 1934. The changes to the Company's bylaws are intended to satisfy these requirements.

The bylaws of the Company, reflecting the amendments described above, are effective as of October 17, 2007. The summary of changes to the bylaws set forth above is qualified in its entirety by reference to the full text of the bylaws of the Company, a copy of which is attached to this report as Exhibit 3(ii) and incorporated herein by reference.

Date: October 17, 2007

MICROS Systems, Inc.
(Registrant)

By:	/s/ Gary C. Kaufman
Gary C. Kaufman
Executive Vice-President, Finance and Administration, and Chief Financial Officer

Exhibit 3(ii) - Bylaws (Amended)

EXHIBIT 3(ii)
Bylaws (Amended)